UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2025

Elk Merger Sub II, L.L.C.

(as successor in interest to EnLink Midstream, LLC)

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West fifth street TULSA, OK 74103	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 588-7000

EnLink Midstream, LLC

1722 ROUTH STREET, SUITE 1300

DALLAS, texas 75201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 31, 2025 (the “Closing Date”), (i) Elk Merger Sub I, L.L.C. (“Merger Sub I”), a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK, Inc., an Oklahoma corporation (“ONEOK”), merged (the “First Merger”) with and into EnLink Midstream, LLC, a Delaware limited liability company (“EnLink”), with EnLink surviving the First Merger, and (ii) promptly following the First Merger, EnLink, as the surviving entity in the First Merger, merged (the “Second Merger” and, together with the First Merger, the “Mergers”) with and into Elk Merger Sub II, L.L.C. (“Merger Sub II”), a Delaware limited liability company and direct, wholly-owned subsidiary of ONEOK, with Merger Sub II surviving the Second Merger as a direct, wholly-owned subsidiary of ONEOK. The Mergers were effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 24, 2024, by and among EnLink, ONEOK, Merger Sub I, Merger Sub II, and EnLink Midstream Manager, LLC, the managing member of EnLink (the “Manager”).

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indentures

On the Closing Date, in connection with the Second Merger, Merger Sub II, EnLink Midstream Partners, LP (“ENLK”) and Computershare Trust Company, N.A., as trustee, entered into a supplemental indenture (such supplemental indentures, collectively, the “Supplemental Indentures”) to each of the respective indentures (each, an “Indenture”) governing EnLink’s outstanding 5.625% Senior Notes due 2028, 5.375% Senior Notes due 2029, 6.500% Senior Notes due 2030 and 5.650% Senior Notes due 2034 (collectively, the “Notes”). Pursuant to each Supplemental Indenture, Merger Sub II assumed all of the obligations of EnLink and EnLink was released from its obligations under the applicable Indenture supplemented thereby, and ENLK confirmed its guarantee of the outstanding series of Notes issued under such Indenture.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, copies of which are filed as Exhibits 4.1, 4.2, 4.3, and 4.4 to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Credit Facility

In connection with the closing of the Mergers, on January 31, 2025, EnLink, at the direction of ONEOK, repaid all outstanding obligations owed under, and terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under the Amended and Restated Revolving Credit Agreement, dated as of June 3, 2022, by and among EnLink, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and each of the lenders and other L/C issuers party thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note above is incorporated into this Item 2.01 by reference.

As a result of the Mergers, each common unit representing limited liability company interests in EnLink (the “EnLink Units”) issued and outstanding immediately prior to the time the First Merger became effective (the “First Merger Effective Time”), other than those EnLink Units owned by ONEOK, was converted into the right to receive 0.1412 shares (the “Exchange Ratio”) of ONEOK common stock, par value $0.01 (the “ONEOK common stock”). No fractional shares of ONEOK common stock will be issued in the Mergers, and holders of EnLink Units will, instead, receive cash in lieu of fractional shares of ONEOK common stock, if any, as provided in the Merger Agreement.

In addition, at the First Merger Effective Time:

(i)	each award of restricted incentive units of EnLink (each, an “EnLink RIU” and such award, an “EnLink RIU Award”), whether vested or unvested, that was outstanding immediately prior to the First Merger Effective Time, was assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK common stock relating to a number of shares of ONEOK common stock equal to the number of EnLink Units subject to such EnLink RIU Award immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK common stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable to such EnLink RIU Award immediately prior to the First Merger Effective Time; and

(ii)	each award of performance units of EnLink (each, an “EnLink PU” and such award, an “EnLink PU Award”), whether vested or unvested, that was outstanding immediately prior to the First Merger Effective Time, was assumed by ONEOK and converted into a time-based restricted stock unit award with respect to ONEOK common stock relating to a number of shares of ONEOK common stock with respect to each tranche of the EnLink PU Award as identified in the applicable award agreement (an “EnLink PU Tranche”) equal to the number of EnLink Units subject to such EnLink PU Tranche immediately prior to the First Merger Effective Time multiplied by the Exchange Ratio, rounded up or down to the nearest whole share of ONEOK common stock and otherwise subject to the same terms and conditions (including as to vesting and forfeiture, except any performance-based vesting condition will not apply) as were applicable to such EnLink PU Award immediately prior to the First Merger Effective Time.

The issuance of shares of ONEOK common stock in connection with the First Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to ONEOK’s registration statement on Form S-4 (File No. 33-283681) (the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2024. The proxy statement/prospectus included in the Registration Statement contains additional information about the Mergers. Prior to the consummation of the Mergers and without giving effect the issuance of the Exchange Units (as defined below), ONEOK beneficially owned approximately 43.7% of the outstanding EnLink Units and all of the membership interests in the Manager.

The foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding the Mergers and the Merger Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2025, in connection with the completion of the Mergers, EnLink notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the First Merger, and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist and deregister the EnLink Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend trading of the EnLink Units on the NYSE prior to the opening of trading on January 31, 2025. The delisting of the EnLink Units from the NYSE will be effective 10 days after the filing of the Form 25.

In addition, Merger Sub II, as successor in interest to EnLink, intends to file with the SEC a Form 15 requesting that its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Mergers, all of the outstanding Series B Cumulative Convertible Preferred Units of ENLK were exchanged for an aggregate of 34,561,309 EnLink Units (the “Exchange Units”) in accordance with the terms of ENLK’s Eleventh Amended and Restated Agreement of Limited Partnership. The Exchange Units were issued on January 31, 2025, immediately prior to the First Merger Effective Time, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.01, Item 1.02, Item 2.01, Item 3.01, Item 3.02, and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and effective upon the closing of the Mergers, Deborah G. Adams, Tiffany Thom Cepak and Leldon E. Echols resigned as directors of the Manager. The decision of each departing director to resign as a director of the Manager was not the result of any disagreement with the Manager or EnLink relating to the operations, policies or practices of the Manager or EnLink.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Merger, on January 31, 2025, the certificate of formation and limited liability company agreement of Merger Sub II as in effect immediately prior to the time the Second Merger became effective, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report, remained the certificate of formation and limited liability company agreement of Merger Sub II, as the surviving entity in the Second Merger.

The foregoing description of the certificate of formation and limited liability company agreement of Merger Sub II does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of formation and limited liability company agreement of Merger Sub II, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 31, 2025, following the completion of the Mergers, ONEOK effected an internal reorganization of the entities acquired pursuant to the First Merger. In connection with such internal reorganization, (i) ONEOK assumed the obligations of Merger Sub II, as successor in interest to EnLink, and ENLK under each of their respective indentures and the outstanding senior notes issued thereunder (collectively, the “assumed notes”), (ii) Merger Sub II and ENLK provided guarantees of the assumed notes, (iii) Merger Sub II and ENLK provided guarantees of the obligations of ONEOK and ONEOK Partners, L.P. under their respective indentures and the outstanding senior notes issued thereunder, and (iv) Merger Sub II and ENLK provided guarantees of the obligations of ONEOK under its amended and restated credit agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 24, 2024, by and among ONEOK, Inc., Elk Merger Sub I, L.L.C., Elk Merger Sub II, L.L.C., EnLink Midstream, LLC and EnLink Midstream Manager, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K dated November 25, 2024, filed with the SEC on November 25, 2024, file No. 001-36336).
3.1	Certificate of Formation of Elk Merger Sub II, L.L.C.
3.2	Limited Liability Company Agreement of Elk Merger Sub II, L.L.C.
4.1	First Supplemental Indenture, dated as of January 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee.
4.2	Second Supplemental Indenture, dated as of January 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee.
4.3	First Supplemental Indenture, dated as of January 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee.
4.4	Second Supplemental Indenture, dated as of January 31, 2025, by and among Elk Merger Sub II, L.L.C., as issuer, EnLink Midstream Partners, LP, as guarantor, and Computershare Trust Company, N.A., as trustee.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elk Merger Sub II, L.L.C.

(as successor in interest to EnLink Midstream, LLC)

Date: January 31, 2025	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

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